UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 4, 2017
Date of report (Date of earliest event reported)

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders for Trio-Tech International, Inc. (the “Company”) was held on December 4, 2017. At the meeting, the Company’s shareholders voted on (1) the election of directors, (2) approval of the Company’s 2017 Employee Stock Option Plan, and (3) approval of the Company’s 2017 Directors Equity Incentive Plan as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 16, 2017. The voting results on these proposals were as follows:

Proposal 1. Election of Directors.

	For	Withheld	Broker Non-Votes
Jason Adelman	2,030,592	32,571	1,469,892
Richard Horowitz	2,030,486	32,677	1,469,892
A. Charles Wilson	1,807,931	255,232	1,469,892
S. W. Yong	1,808,006	255,157	1,469,892
Victor Ting	1,808,006	255,157	1,469,892

All of the Company’s nominees were elected, with each nominee receiving a plurality of the votes cast.

Proposal 2. Approval of the Company’s 2017 Employee Stock Option Plan.

Votes For	Against	Abstentions	Broker Non-Votes
1,513,769	545,804	3,590	0

Proposal 3. Approval of the Company’s 2017 Directors Equity Incentive Plan.

Votes For	Against	Abstentions	Broker Non-Votes
2,032,779	23,339	7,045	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017	TRIO-TECH INTERNATIONAL
	By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)